Exhibit No. 24.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

June 26, 2003

Byron Resources Inc.
2200,181 University Avenue,
Toronto, Ontario, Canada M5H 3M7

I hereby consent to the incorporation by reference in the Registration Statement on Form S - 8, of our report dated March 12, 2003 relating to the financial statements of Byron Resources Inc. (formerly Bioforest Pacific Inc.) as an exhibit in the Company's Annual Report to the Securities Exchange Commission, on Form 6-K for the year ended December 31, 2002.


       /s/ "John E. Goodwin"
      --------------------------
      John E. Goodwin, F.C.A.
      Toronto, Ontario, Canada